                                                                      Exhibit B




                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (the "Agreement") dated as of June ___, 1998 is between PUBLIC SERVICE RESOURCES CORPORATION, a New Jersey corporation ("PSRC"), and ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation ("ACE").

                                    RECITALS

         A. PSRC is the sole beneficiary of that certain trust named "Atlantic City Electric Trust No. 2" (the "Trust") created pursuant to that certain Trust Agreement dated as of December 1, 1972 (as heretofore amended, the "Trust Agreement") under which (i) PSRC has succeeded to First Fidelity Bank (formerly named "Union Trust Company") and to Signet Bank/Maryland (formerly named "Union Trust Company of Maryland"), as Trustor, (ii) Christopher P. Kelleher and Eileen
A. Moran (collectively, the " Trustees") have succeeded to Frank B. Smith as trustee (Ben Maushardt, the other originally named trustee of the Trust, having deceased) of the Trust and (iii) PSRC has succeeded to USL Capital Corporation (("USLC"), successor by merger to United States Leasing Corporation, as agent of the Trustees in respect of the Trust (in such capacity, the "Agent").

         B. The Trustee, as lessor, the Agent, as agent for lessor, and ACE, as lessee, are party to a certain Indenture of Lease dated as of December 1, 1972 (as heretofore supplemented, the "Lease") with respect to two combustion turbine generating units and accessory equipment described in Exhibit A to the Lease. For purposes of this Agreement, "Units" shall mean the Units as defined for purposes of the Lease and shall include all components and parts made part of either Unit where title vested and remained in the Lessor (such capitalized term and all other capitalized terms used herein without definition having the respective meanings specified in the Lease) pursuant to the terms of the Lease.

         C. The term of the Lease terminates on July 11, 1998.

         D. The final installment of the principal of, and interest on, the borrowings under the Term Loan Agreements (such borrowings, together with the 8% Secured Notes evidencing the same, being hereinafter called the "Term Loans") is due on July 11, 1998, in the amount of $104,183 equal in amount to the final installment of Periodic Rent due on that same date.

         E. PSRC, the Trust, the Trustees and the Agent (collectively, the "Seller") desires to sell to ACE, and ACE desires to purchase from the Seller, the Units on or about July 11, 1998 on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties hereto agree as follows:

                                       1)

                                   DEFINITIONS


         a) Definitions.

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. For purposes of this Agreement, the term "Lessor Liens" means those liens and encumbrances which, in accordance with Section 3.2 of the Mortgage, the Owner Trustee, in its individual capacity, is obliged to discharge being, any liens and encumbrances on the Units which result from claims against the Lessor not related to the ownership of the Units or the administration of the trust estate under the Trust Agreement or any transaction pursuant to the Operative Agreements as defined in the Trust Agreement, the term "Applicable Law" shall mean the laws of the jurisdiction in which the Units are operated and all lawful acts, rules, regulations and orders of any commissions, boards, or other legislative, judicial or executive bodies or officers having the power to regulate or supervise the use, leasing or disposition of the Units or disposition of interests in the Trust and the term "1935 Act" shall mean the Public Utility Holding Company Act of 1935, as amended.


                                       2)

                                SALE AND PURCHASE

         a) Sale and Purchase. Subject to the terms and conditions set forth herein, on July 11, 1998 or such other date as the Seller and ACE may mutually agree (the "Closing Date"), Seller agrees to sell, transfer and convey, free and clear of Lessor Liens and all other liens or encumbrances for which the Seller is responsible, its right, title and interest in and to the Units to ACE (or such other party as ACE shall so nominate), pursuant to and subject to the terms of a Bill of Sale dated as of the Closing Date between Seller and ACE, substantially in the form attached hereto as Exhibit A (the "Bill of Sale"). ACE agrees to accept the sale pursuant to and subject to the terms hereof and the terms of the Bill of Sale.

         b) Total Purchase Price. The purchase price for the Units shall be the sum of $8,000,000 (the "Purchase Price").

         c) Purchase Price Payment. Payment of the Purchase Price shall be made on the Closing Date by wire transfer of immediately available funds to the account set forth below:




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

                  Bank:  The Chase Manhattan Bank, N.A. New York, NY

                  For the Account of: Public Service Resources Corporation Account #: 910-2-546562
                  ABA Reference #:  0210-00021

         d) Taxes. i) ACE shall be responsible for payment of any sales, use, transfer or similar taxes, fees, imposts or other charges, penalties, fines, interest or additions to tax ("Taxes") arising from the sale and purchase of the Units.

                  ii) In the event that the Seller shall become aware of any Taxes for which ACE may be responsible under this Section 2.4, Seller shall give a reasonably detailed written notice to ACE as promptly as reasonably practicable. The parties hereto agree to cooperate as reasonably necessary to minimize the Taxes which may otherwise be imposed. If Seller has potential liability for Taxes in respect of which ACE has responsibility under this
Section 2.4, Seller shall provide ACE with adequate opportunity to contest in good faith and by appropriate proceedings (at the sole cost, risk and expense of ACE) the imposition of such Taxes.

         iii) On the date of this Agreement, Seller has no knowledge of any Taxes in connection with the sale and purchase of the Units.


                                       3)

                         CLOSING; CONDITIONS TO CLOSING

         a) Closing. The closing shall take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, NY (or at such other location as to which the parties may agree) commencing at 11:30 a.m., EST, on the Closing Date.

         b) Seller's Conditions to Closing. The obligation of Seller to sell, transfer and convey the Units is subject to the conditions set forth below being complied with to the reasonable satisfaction of, or waived by, Seller on or prior to the Closing Date; provided that Seller's obligation shall not be affected by its own action or failure to act:

                  i) Litigation. No action, proceeding or investigation shall have been instituted nor shall governmental action before any court or governmental authority or agency be threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental authority or agency at the time of the closing on the Closing Date questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of a party hereto to consummate such transactions.

                  ii) Representations and Warranties. The representations and warranties of ACE contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date. ACE shall deliver to Seller a certificate of a responsible officer of ACE, dated the Closing Date, to the effect that all of the representations and warranties of ACE contained in this Agreement are true and correct in all material respects on and as of the Closing Date.

                  iii) Bill of Sale. The Bill of Sale shall have been duly authorized, executed and delivered by ACE.

                  iv) Change in Law. No change shall have occurred in Applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Seller or its counsel, would make it illegal for Seller to fully perform its obligations hereunder.

                  v) Incumbency Certificate. ACE shall have delivered to Seller a certificate of a Secretary or an Assistant Secretary of ACE, dated the Closing Date, certifying as to the incumbency and signatures of persons authorized to execute and deliver documents on behalf of ACE.

                  vi) Opinions of Counsel. Seller shall have received an opinion dated the Closing Date of in-house counsel to ACE, reasonably satisfactory to Seller, as to the matters set forth in Sections 4.2(a), (b), (c) and (d).

         c) ACE's Conditions to Closing. The obligation of ACE to purchase the Units and to pay the Purchase Price is subject to the conditions set forth below being complied with to the reasonable satisfaction of, or waived by, ACE on or prior to the Closing Date; provided that ACE's obligation shall not be affected by its own action or failure to act:

                  i) Litigation. No action, proceeding or investigation shall have been instituted nor shall governmental action before any court or governmental authority or agency be threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental authority or agency at the time of the closing on the Closing Date questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of a party hereto to consummate such transactions.

                  ii) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date. Seller shall deliver to ACE a certificate of a responsible officer of Seller as the case may be, dated the Closing Date to the effect that all of the representations and warranties of Seller (as applicable) contained in this Agreement are true and correct in all material respects on and as of the Closing Date.

                  iii) Bill of Sale. The Bill of Sale shall have been duly authorized, executed and delivered by the Seller.

                  iv) Change in Law. No change shall have occurred in Applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of ACE or its counsel, would make it illegal for ACE to fully perform its obligations hereunder.

                  v) Incumbency Certificate. Seller shall have delivered to ACE a certificate of a Secretary or an Assistant Secretary of Seller, as the case may be, dated the Closing Date, certifying as to the incumbency and signatures of persons authorized to execute and deliver documents on behalf of Seller.

                  vi) Opinion of Counsel. ACE shall have received an opinion dated the Closing Date of internal counsel to Seller, reasonably satisfactory to ACE, as to matters set forth in Sections 4.1(a), (b), (c) and (d) hereof.

                  vii) Release of Mortgage, Lien and Security Interest. The Seller shall cause at or prior to the Closing Date the satisfaction and release of the Indenture of Mortgage, Lessor Liens and security created pursuant to the Term Loans and all other liens and encumbrances (if any) for which the Seller is responsible upon payment by ACE of the final installment of Rent due under the Lease and application of such installment as provided therein. The Seller shall produce evidence reasonably satisfactory to ACE of such satisfaction and release.

                  viii) Section 9(a)(1) Order. The Section 9(a)(1) Order (as defined below) shall have been obtained.


                                       4)

                         REPRESENTATIONS AND WARRANTIES

         a) Representations and Warranties of Seller. In order to induce ACE to enter into this Agreement and any documents contemplated hereby, and to purchase the Units pursuant hereto, Seller makes the following representations, warranties and covenants to ACE, each of which shall survive the execution and delivery of this Agreement and the Bill of Sale to which Seller is party:

                  i) Organization, Etc. PSRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to enter into and perform its obligations under this Agreement and the Bill of Sale.

                  ii) Authorization, Etc. This Agreement and the Bill of Sale have been duly authorized, executed and delivered by Seller. Assuming due authorization, execution and delivery by ACE, this Agreement and the Bill of Sale constitute the valid and binding obligations of Seller enforceable against it in accordance with their terms.

                  iii) No Violation. Neither the execution, delivery or performance by Seller of this Agreement or the Bill of Sale, nor the consummation of any of the transactions by Seller contemplated hereby or thereby, will contravene any order or judgment applicable to or binding on Seller, or any provision of the charter or by-laws of Seller, or will result in a breach of, or constitute a default under, or contravene any provisions of, any agreement or instrument that would have an effect on the ability of Seller to perform its obligations pursuant to the terms and conditions of this Agreement.

                  iv) No Consents or Approvals. Neither the execution, delivery or performance by Seller of this Agreement or the Bill of Sale, nor the consummation by Seller of any of the transactions contemplated hereby or thereby, will require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, any trustee or holders of any indebtedness or obligations of Seller, any stockholder of Seller or any other Person as relates to the ability of Seller to perform its obligations hereunder.

                  v) Prior Transfers; Seller's Liens. The Principal Transaction Documents (as detailed in Exhibit B hereto) are, to the best of Seller's knowledge, in full force and effect and have not been modified or amended and show how title to the Units has been transferred and Seller has not transferred or encumbered (save by way of the Mortgage) any of its right, title or interest in the Units or entered into any agreement to transfer or share such right, title or interest with any other party and will not transfer any of such right, title or interest prior to the Closing Date. There are no Lessor Liens attributable to Seller. Seller makes no other representation or warranty whatsoever as to the Units.

                  vi) No Default Under Other Agreements. To the best of Seller's knowledge, Seller is not in default, and no condition exists that with notice or lapse of time or both would constitute a material default, under any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale, and it is not in breach of any Applicable Law that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale.

                  vii) No Material Litigation. There are no pending or, to the knowledge of Seller, threatened investigations, suits or proceedings against it or affecting it or its properties, that, if determined adversely, would materially adversely affect the consummation of the transactions contemplated by, or the performance of its obligations under, this Agreement or the Bill of Sale or materially affect the right, title or interest of ACE in the Units.

         b) Representations and Warranties of ACE. In order to induce Seller to enter into this Agreement and any documents contemplated hereby, and to sell the Units, ACE makes the following representations, warranties and covenants, each of which shall survive the execution and delivery of this Agreement and the Bill of Sale:

                  i) Organization, Etc. ACE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Bill of Sale.

                  ii) Authorization, Etc. This Agreement and the Bill of Sale have been duly authorized, executed and delivered by ACE. Assuming the due authorization, execution and



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

delivery by Seller, this Agreement and the Bill of Sale constitute the legal, valid and binding obligations of ACE enforceable against it in accordance with their terms.

                  iii) No Violation. Neither the execution, delivery or performance by ACE of this Agreement and the Bill of Sale, nor the consummation of any of the transactions by ACE contemplated hereby or thereby, will contravene any law, regulation, order or judgment applicable to or binding on ACE, or any provision of the charter or by-laws of ACE, or will result in a breach of, or constitute a default under, contravene any provisions of, any agreement or instrument to which it is a party or by which it is bound.

                  iv) No Consents or Approvals. Neither the execution, delivery or performance by ACE of this Agreement or the Bill of Sale nor the consummation by ACE of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, any trustee or holders of any indebtedness or obligations of ACE, any stockholder of ACE or any other Person, except an order of the Securities and Exchange Commission under Section 9(a)(1) of the 1935 Act (the "Section 9(a)(1) Order").

                  v) No Default Under Other Agreements. To the best of ACE's knowledge, ACE is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale, and it is not in breach of any Applicable Law that would have a material adverse effect on any of the transactions contemplated by, or on its ability to perform its obligations under, this Agreement or the Bill of Sale.

                  vi) No Material Litigation. There are no pending or, to the knowledge of ACE, threatened investigations, suits or proceedings against it or affecting it or its properties, that, if determined adversely, would materially adversely affect the consummation of the transactions contemplated by, or the performance of its obligations under, this Agreement or the Bill of Sale.


                                       5)

                                  MISCELLANEOUS

         a) Transaction Costs. i) Except as otherwise provided in Section 2.4, each of the parties hereto agrees to pay all of its respective costs, expenses and fees incurred in connection with this Agreement and the Bill of Sale whether or not the transactions contemplated hereby are consummated, including the fees and expenses of its counsel.

                  ii) Except for the representation of Seller by John T. Travers and William H. Nau, a general partnership ("Travers and Nau"), each party represents to the other that it has not



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

dealt with any broker or finder in connection with the transactions contemplated hereby, and no broker or Person acting or purporting to act on such party's behalf is entitled to any brokerage fee, financial advisory fee, commission or finder's fee in connection with such transactions because of any act, omission or statement of such party. The fees and expenses of Travers and Nau shall be borne exclusively by Seller.

         b) No Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER OWNER TRUSTEE NOR EITHER SELLER MAKE, NOR SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE UNITS OR ANY PART THEREOF OR AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY, WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE UNITS OR ANY PART THEREOF.

         c) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         d) Amendments, Etc.; Entire Agreement. Except as otherwise specifically provided herein, this Agreement and the Bill of Sale contain the entire agreement of the parties with respect to the subject matter thereof, and supersede all prior agreements and understandings between the parties, whether written or oral. Neither this Agreement or the Bill of Sale nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein by reference as if set forth in full in the main body of this Agreement.

         e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         f) Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES) APPLICABLE TO CONTRACTS MADE IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         g) Notices, Etc. All communications, instructions, notices and consents provided for in this Agreement shall be in writing and shall be given in person or by prepaid courier or by means of telex, telecopy or other wire transmission (with request for assurance of



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

receipt in a manner typical with respect to communications of that type and, in the case of any communication, instruction, notice or consent given by telex, telecopy or other wire transmission, followed up by means of first class mail or by prepaid courier), or mailed by registered or certified first class mail, return receipt requested, addressed as set forth below or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section 5.7 to the other parties hereto. All such communications, notices and consents given in such manner shall be deemed given when received by (or when proffered to, if receipt is refused) the Person to whom it is addressed.

                  If to be given to ACE:
                  Connectiv, Inc.
                  800 King Street, P.O. Box 231
                  Wilmington, DE 19899
                  Attn. Chief Financial Officer

                  If to be given to Seller

                  Public Service Resources Corporation
                  80 Park Plaza, T-22
                  Newark, NJ 07101
                  Fax No. 973 456 5369
                  Attn:  Christopher P. Kelleher

         h) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         i) Headings, Etc. The headings and the table of contents used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References to Sections, Exhibits or Schedules herein are, unless otherwise specified, references to Sections of, and Exhibits and Schedules to, this Agreement.

         j) Survival. The representations, warranties and covenants of the parties contained in this Agreement, or in any instrument, certificate or other document delivered in connection herewith, shall survive execution and delivery of this Agreement and the Bill of Sale.

         k) Delay of Closing Date. If ACE does not receive a Section 9(a)(1) order by the last day of the term of the Lease, July 11, 1998, on that date ACE may, upon written notice, both extend the Closing Date to a date not later than the Extended Date (as hereinafter defined) and extend the term of the Lease to such date. During any such extended term of the Lease, rent shall be equal to $10,000.00 per diem, payable upon the expiration of the extended term of the Lease, and the Casualty Value for the Units under the Lease shall be equal to the Purchase Price. If, and only if, ACE purchases the Units as contemplated in this Agreement upon the expiration of such extended term of the Lease, Seller shall extend a credit to ACE, solely against ACE's obligations to pay Seller rent with respect to such extended term of the Lease, equal to 60.80% of



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

ACE's accrued rental reducing the effective rental rate during such extended term of the Lease to $3,920.00 per diem.

         (b) The "Extended Date" is the first to occur of (i) September 11, 1998 and (ii) the fifth business day next following receipt of a Section 9(a)(1) Order.

         (c) Holdover pursuant to Section 5.11(a) hereof shall not relieve ACE of its obligation to purchase the Units pursuant to the terms of this Agreement.


         1) Further Assurances; etc. (a) Seller and ACE shall do and perform such further acts and execute and deliver such further instruments as may be required by law or reasonably requested by Seller or ACE to carry out and effectuate the purposes of this Agreement and the Bill of Sale.

         (b) Not later than June 8, 1998 ACE shall make an appropriate application to the Securities and Exchange Commission for the Section 9(a)(1) Order and shall diligently pursue the same. Prior to making such application, ACE shall provide a copy of such application to Seller for review and comment by Seller and its counsel. ACE shall keep Seller timely advised of all communications and developments in respect of such application. ACE shall use its best efforts to obtain the Section 9(a)(1) Order not later than July 10, 1998.

         IN WITNESS WHEREOF, the parties hereto have each caused this Purchase Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        ATLANTIC CITY ELECTRIC COMPANY



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PUBLIC SERVICE RESOURCES CORPORATION



                                        By:
                                           -------------------------------------
                                           Christopher P. Kelleher
                                           Senior Vice President

                                                                    Exhibit A To
                                                              Purchase Agreement

                                  BILL OF SALE


         CHRISTOPHER P. KELLEHER and EILEEN A. MORAN, not individually but solely as trustees under a Trust Agreement dated as of December 1, 1972 (the "Trust Agreement") and PUBLIC SERVICE RESOURCES CORPORATION, the sole beneficiary of the trust created by the Trust Agreement and as agent for such trustees (collectively, the "Seller") DOES HEREBY BARGAIN, SELL, GRANT, ASSIGN, TRANSFER and SET OVER to ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation (the "Buyer") with its principal place of business at ______, New Jersey ______, all right, title and interest in and to the two (2) combustion turbine generating units known by Buyer as Carll's Corner No. 1 and Carll's Corner No. 2 (collectively, the "Units"), such units being the units leased by Seller to Buyer (including all components and parts made part of either Unit where title vested and remained in the Seller) pursuant to that certain Indenture of Lease dated as of June 1, 1972, together with Lease Supplements Nos. 1 and 2 thereto, each dated as of July 11, 1972 (collectively, the "Lease").

         By its acceptance of this instrument set forth below, the Buyer acknowledges and agrees that subject to the representations and warranties expressly set forth herein or in the Agreement (i) the Units are of a size, design, capacity and manufacture selected by the Buyer, (ii) the Buyer is satisfied that the same remain suitable for its purposes, (iii) the Seller is not a manufacturer nor a dealer in property of such kind, (iv) the Units are subject to the right of any parties in possession at the sites therefor and the state of title to such sites and the rights of ownership in such sites and to all applicable zoning and environmental regulations, restrictions, laws and ordinances, building restrictions and other laws and governmental regulations and in the current state and condition thereof, without representation or warranty of any kind by the Seller and (v) THE BUYER PURCHASES THE UNITS, AS-IS, WHERE-IS, WITH ALL FAULTS, WITHOUT REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED, AS TO THE FITNESS OR MERCHANTABILITY OF EITHER UNIT, it being agreed


                                         1 of 2
that all such risks as between the Seller and the Buyer, are to be borne by the Buyer alone. The Seller represents and warrants that it has not taken any action which would interfere with the Buyer's title to, and quiet enjoyment of, the Units.

         This instrument is effective at 12:00 noon, Newark, New Jersey time, this 11th day of July 1998.


                                         ----------------------------------
                                         Christopher P. Kelleher, solely
                                         as trustee as aforesaid


                                         ----------------------------------
                                         Eileen A. Moran, solely
                                         as trustee as aforesaid


                                         PUBLIC SERVICE RESOURCES CORPORATION


                                         By:
                                            ------------------------------------
                                            Christopher P. Kelleher
                                            Senior Vice President

Accepted this 11th
day of July, 1998

ATLANTIC CITY ELECTRIC COMPANY


By:
   ------------------------------------
         Name:
         Title:


                                     2 of 2

                                                                       Exhibit B
                                                                              To
                                                              Purchase Agreement

                         Principal Transaction Documents

1. Indenture of Mortgage, Assignment of Lease and Security Agreement dated as of December 1, 1972 from Frank B. Smith and Ben Maushardt, as Mortgagor, to Wells Fargo Bank, N.A. and R.T. Dreiling, as Security Trustees, Relating to 8% Secured Notes.

2. Term Loan Agreement dated as of December 1, 1972 among Frank B. Smith and Ben Maushardt, as Trustees, and United States Leasing Corporation, as Agent for the Trustees, and The Franklin Life Insurance Company, The Minnesota Mutual Life Insurance Company and The Ohio National Life Insurance Company, as Lenders, together with 8% Secured Note as Exhibit A.

3. Indenture of Lease dated as of December 1, 1972 among Frank B. Smith and Ben Maushardt, as Trustees, Lessor, and United States Leasing Corporation, as Agent for Lessor, and Atlantic City Electric Company, as Lessee.

4. Trust Agreement dated as of December 1, 1972 among Frank B. Smith and Ben Maushardt, as Trustees, United States Leasing Corporation, as Agent for the Trustees, and Union Trust Company and Union Trust Company of Maryland, as Trustors.

5. Acquisition Agreement dated as of December 1, 1972 among Frank B. Smith and Ben Maushardt, as Trustees, United States Leasing Corporation, as Agent for the Trustees, and Atlantic City Electric Company, as Lessee.

6. Interim Financing and Security Agreement dated as of December 1, 1972 among Frank B. Smith and Ben Maushardt, as Trustees, Atlantic City Electric Company, as Guarantor, and Irving Trust Company.

7.       Bill of Sale from Turbodyne Corporation to the Trustees.

8.       Bill of Sale from Atlantic City Electric Company to the Trustees.

9.       Notice and Consent pursuant to Section 15 of the Trust Agreement.

10. Undertaking by Public Service Resources Corporation ("Purchaser") pursuant to Section 15 of the Trust Agreement.

11. Assignment and Assumption Agreements dated September 29, 1995 ("Assignment Agreement") between First Fidelity Bank ("First Seller") and PSRC

12. Assignment and Assumption Agreements dated September 29, 1995 the Closing Date ("Assignment Agreement") between Signet Bank/Maryland ("Signet Seller") and, together with Fidelity Seller, the "Sellers") and the PSRC.

13.      The Trust Agreement Amendment

14.      Confirmation and Resignation by USL Capital Corporation ("USL").

                                                        Document 2
                                                        Under EXHIBIT B
                                                        To PURCHASE AGREEMENT






                               INDENTURE OF LEASE

                          Dated as of December 1, 1972


                                      AMONG


                  FRANK B. SMITH and BEN MAUSHARDT, as Trustees

                                                    Lessor


                                       AND


                       UNITED STATES LEASING CORPORATION,

                                         Agent for Lessor


                                       AND


                         ATLANTIC CITY ELECTRIC COMPANY,

                                                    Lessee






                           (Atlantic City Trust No. 2)

                                TABLE OF CONTENTS

Section                          Heading                                    Page
-------                          -------                                    ----

Parties ...................................................................   1

1. Definitions ............................................................   1

2. Description of Leased Property .........................................   4
      (a) Acceptance of Units .............................................   4
      (b) Transfer of Units by Lessor to Lessee if Purchase
          is not Completed ................................................   4
      (c) Lease Supplements ...............................................   4
      (d) Purchase of Units on July 11, 1974 ..............................   5

3. Lease Term .............................................................   5

4. Rent Payments ..........................................................   5
      (a) Interim Rent ....................................................   5
      (b) Periodic Rent ...................................................   6
      (c) Place of Payment ................................................   6
      (d) Overdue Payments ................................................   6
      (e) Sufficiency of Periodic Rent ....................................   6

5. Taxes and Maintenance ..................................................   6
      (a) Taxes ...........................................................   6
      (b) Maintenance and Servicing .......................................   7
      (c) Documentary Taxes and Recording Fees ............................   7

6. Indemnity ..............................................................   7
      (a) Scope ...........................................................   7
      (b) Duration ........................................................   9
      (c) Protection of Trustors ..........................................   9

7. Insurance ..............................................................   9

8. Risk of Loss, Repairs, Damage and Destruction;  Modifications ..........  10

9. Location and Use .......................................................  10

10. Liens .................................................................  11

Section                           Heading                                   Page
-------                           -------                                   ----

11.  Ownership and Marking ................................................  12
12.  Disclaimer of Warranties: Net Lease ..................................  12
13.  Casualty Occurrences; Payment of Substitution for Unserviceable Units   13
          (a)  Casualty Occurrence ........................................  13
          (b)  Unserviceable Units ........................................  13
          (c)  Substitution ...............................................  14
          (d)  Rent Termination ...........................................  14
          (e)  Certain Government Requisitions ............................  15
          (f)  Application of Proceeds ....................................  15

14.  Assignments by Lessor ................................................  15

15.  Defaults .............................................................  16

16.  Disposition ..........................................................  18
          (a)  Return to Lessor of Units ..................................  18
          (b)  Overhaul of Units ..........................................  19
          (c)  "Zero Time" Requirement ....................................  19
          (d)  Disposition Following Early Termination ....................  19
          (e)  Right of Abandonment .......................................  20

17.  Consolidation, Merger and Sale of All Assets .........................  20

18.  Financial Statements and Reports; Inspection and License .............  20

19.  Miscellaneous ........................................................  22
          (a)  No Waiver ..................................................  22
          (b)  Right of Lessor to Perform .................................  22
          (c)  Notices ....................................................  22
          (d)  Further Assurances .........................................  23
          (e)  Successors and Assigns .....................................  23
          (f)  Counterparts ...............................................  23
          (g)  Governing Law ..............................................  23
          (h)  Concerning the Lessor and Agent ............................  23

Attachments to Indenture of Lease:

Exhibit A - Description of Units
Exhibit B - Lease Supplement
Exhibit C - Table of Casualty Values
Exhibit D - Table of Termination Values

                               INDENTURE OF LEASE


          THIS INDENTURE OF LEASE dated as of December 1, 1972 among Frank B. Smith and Ben Maushardt, not individually but solely as Trustees under a Trust Agreement dated as of December 1, 1972 referred to in Section 1 hereof (the "Lessor"), United States Leasing Corporation, a California corporation, as agent for the Lessor ( the "Agent"), and Atlantic City Electric Company, a New Jersey Corporation (the "Lessee").

                              W I T N E S S E T H :

SECTION 1.     DEFINITIONS.

          The following terms shall have the following meanings for all purposes of this Indenture of Lease:

          "Acquisition Agreement" shall mean the Acquisition Agreement dated as of December 1, 1972 among the Lessor, the Agent and the Lessee.

          "Casualty Occurrence" with respect to any Unit shall Mean any of the following events: (i) the Unit shall be destroyed, (ii) in the good faith judgment of Lessee as determined by its Board of Directors, the Unit shall be irreparably damaged, (iii) the Unit shall become lost or stolen, or (iv) such Unit shall be requisitioned or taken over by any governmental authority, by the power of eminent domain or otherwise, for a period which exceeds the then remaining term of this Lease determined in accordance with Section 13(e) hereof.

          "Casualty Value" of a Unit as of the Periodic Rent Commencement Date or any Periodic Rent Payment Date shall mean the amount determined in accordance with Exhibit C hereto.

          "Completion Date" as to each Unit shall mean the date on which such Unit of Equipment has been completely constructed, installed and delivered and is available for use by the Lessee under the terms of this Lease. The Lessee has agreed pursuant to the Acquisition Agreement to notify the Lessor of each Completion Date at least five (5), days prior thereto.

          "Event of Default" shall mean any of the events referred to in Section 15 hereof.

          "Indenture of Mortgage" shall mean the Indenture of Mortgage, Assignment of Lease and Security Agreement from Lessor, as mortgagor and debtor, to Wells Fargo Bank, N.A. and R.T. Dreiling, as Trustees, as mortgagees and secured parties, mortgaging, pledging, assigning and granting a security interest in the Units (subject to the rights of Lessee under this Lease) and this Lease and the rents and other sums due and to become due hereunder as set forth in Section 14 hereof as security for certain indebtedness of Lessor incurred or to be incurred to finance a portion of Lessor's Cost for the Units.

          "Lease Supplement" shall mean any of the Lease Supplements, substantially in the form of Exhibit B hereto, entered into between Lessor and Lessee pursuant to Section 2(c) hereof. Each Lease Supplement shall contain a description of the applicable Unit, shall confirm that such Unit has been assembled, installed and tested at the site designated therefor in Exhibit A hereto and is free of all liens of mechanics, laborers, materialmen and suppliers for work or assembly, installation and testing and shall set forth a summary of the Lessor's Cost of such Unit. Each reference herein to "this Indenture of Lease," "this Lease," "this Agreement," "herein," "hereunder" or other like words shall include this Indenture of Lease and each Lease Supplement.

          "Lessor's Cost" for a Unit shall mean the sum of (i) the aggregate amount of the Manufacturer's invoices for such Unit paid by Lessor directly to the Manufacturer plus all interest and other expenses incurred by the Lessor or the Lessee in connection with interim loans to the Lessor to enable the Lessor to make any of such payments, (ii) the aggregate amount of the Manufacturer's invoices for such Unit paid by the Lessee directly to the Manufacturer, if any, (the "advance payments") plus an amount equal to interest at a rate of 8% per annum of each advance payment from and including Lessee's voucher date therefor to but not including the date of Lessor's reimbursement to Lessee of such payment, and (iii) the aggregate amount of all other expenses incurred relating to the Equipment including the installation and delivery thereof and all sales and use taxes paid by Lessor with respect thereto.

          "Manufacturer" shall mean Worthington Turbine International, Inc., a Delaware corporation.

          "Periodic Rent Commencement Date" shall mean the date which occurs one quarter after the Term Loan Closing Date under the Term Loan Agreements, which date shall have been designated by Lessor to Lessee by not less than five business days prior written notice.

          "Periodic Rent Payment Dates" shall mean the 100 consecutive dates beginning with the Periodic Rent Commencement Date and occurring quarterly thereafter.

          "Permitted Encumbrances" shall mean with respect to any Unit, but only to the extent applicable to such Unit: (i) the interest of the Lessee hereunder, which is subject to the lien of the Mortgage and Deed of Trust dated January 15, 1937 from Lessee to Irving Trust Company, as Trustee, as supplemented, but which does not impair the rights of the Lessor herein, (ii) any liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate legal proceedings which will not result in the forfeiture or sale of such Unit or adversely affect Lessor's title thereto or interfere with the due payment by Lessee to the Security Trustees of any Periodic Rent or other sum payable by Lessee under the Lease or the due application by the Security Trustees of any such rent or other sum pursuant to the Indenture of Mortgage, (iii) any liens of mechanics, laborers, materialmen and suppliers for work or service performed or materials furnished in connection with such Unit which are not due and payable or the amount or validity of which are being contested in good faith by appropriate legal proceedings which will not result in the forfeiture or sale of such Unit or adversely affect Lessor's title thereto or interfere with the due payment by Lessee to the Security Trustees of any Periodic Rent or other sum payable by Lessee under the Lease or the due application by the Security Trustees of any such rent or other sum pursuant to the Indenture of Mortgage, (iv) restrictions and other minor defects, encumbrances and irregularities in the ownership of such Unit which do not materially impair the use thereof or materially and adversely affect the value thereof, (v) rights reserved to or vested in any governmental or public authority to condemn or appropriate such Unit or control or regulate such Unit or to use such Unit in any manner, which rights do not materially impair the use of such Unit or materially and adversely affect the value thereof, (vi) prior to the date of payment in full of Lessor's Cost of such Unit, the rights of the Manufacturer to receive payment in full therefor, (vii) the lien and security interest granted and conveyed by the Indenture of Mortgage to the Security Trustees; prior to the Term Loan Closing Date the lien and security interest granted and conveyed by the Interim Financing and Security Agreement dated as of November 9, 1972 between the Lessor.

          "Purchase Agreement" shall mean that certain contract dated as of July 31, 1972 between the Lessee and the Manufacturer.

          "Rent" shall mean Interim Rent and Periodic Rent as defined in Section 4 hereof.

          "Security Trustees" shall mean Wells Fargo Bank, N.A. and R.T. Dreiling, as Trustees, under the Indenture of Mortgage, and their respective successors in trust thereunder, and whenever any action shall be required to be taken herein by the Security Trustees or notice be given to the Security Trustees, action by or notice to either Trustee shall constitute compliance therewith.

          "Term Lenders" shall mean The Franklin Life Insurance Company, Minnesota Mutual Life Insurance Company and The Ohio National Life Insurance company.

          "Term Loan Agreements" shall mean the separate Term Loan Agreements each dated as of December 1, 1972 among Lessor, the Agent and the Term Lenders providing for the loan by the Term Lenders to Lessor of certain sums to finance a portion of the Lessor's Cost of the Facility and the issuance by Lessor to the Term Lenders of this 8% Secured Notes (the "Notes") described in the Term Loan Agreements to evidence such borrowings.

          "Termination Value" of the Facility as of the 60th Periodic Rent Payment Date and all periodic Rent Payment Dates thereafter shall mean the amount determined in accordance with Exhibit D hereto.

          "Trust Agreement" shall mean the Trust Agreement dated as of December 1, 1972 among Lessor, as Trustees thereunder, Agent and Union Trust Company and Union Trust Company of Maryland, as trustors and beneficiaries (collectively the "Trustors").

          "Unit" shall mean either of the two combustion turbine generating units and accessory equipment described in exhibit A hereto and any new equipment substituted for either such generating unit pursuant to and in compliance with provisions of Section 13(c) hereof, including any removable sheltering structures or all-weather coverings, therefor, together with any and all appliances, parts, instruments, appurtenances, accessories and other equipment of whatever nature from time to time incorporated or installed in either unit, but excluding foundations and fuel and system connecting lines.

SECTION  2.    DESCRIPTION OF LEASED PROPERTY.

          (a) Acceptance of Units. Lessor does hereby lease and let to Lessee each of the Units described in Exhibit A hereto, and said Units are hereby accepted by Lessee hereunder and declared to be and constitute the machinery, equipment and other personal property leased hereunder, all for the Rent hereinafter stipulated and upon the terms and conditions hereinafter set forth.

          (b) Transfer of Units by Lessor to Lessee if Purchase is Not Completed. In the event that the Lessor fails to complete purchase of the Units as provided in Section 4 of the Acquisition Agreement, then on the earlier of the Term Loan Closing Date provided in the Term Loan Agreements or September 30, 1973, Lessor shall be unconditionally obligated to transfer all its right, title and interest in the Units to the Lessee, and to deliver to the Lessee (i) a bill of sale from Lessor transferring and assigning to Lessee all right, title and interest of Lessor in and to the Units, on an "As Is" - "Where Is" basis without representation or warranty, and (ii) a release from the Security Trustees releasing the Units from the lien and security interest of the Indenture of Mortgage. Neither Lessor nor the Security Trustees shall be required to make any representation or warranty as to the condition of the Units or as to any other matters.

          (c) Lease Supplements. Lessor and Lessee acknowledge that the various components, parts and materials constituting the Units have heretofore or will hereafter be delivered to the site described in Exhibit A hereto. Lessor hereby designates Lessee as its agent to assemble, install and test the Units, and Lessee consents and agrees that it will, no later than September 30, 1973, cause each Unit to be fully assembled, installed and tested so that each Unit is operational at not less than 95% of its rated capacity at the site designated therefor in Exhibit A hereto in conformity with a all laws and governmental regulations applicable thereto, and that it will promptly pay all costs and expenses thereof to the extent not included in the Lessor's Cost of the Units. When each Unit has been assembled, installed and successfully tested as to applicable performance criteria and "Final Acceptance" verified under the Purchase Agreement, Lessee will certify such completion by execution and delivery to Lessor and the Security Trustees of a Lease Supplement substantially in the form of Exhibit B hereto, which Lease Supplement shall thereupon be executed by Lessor.

          (d) Purchase of Units on July 11, 1974. In the event that the Securities and Exchange Commission has not issued on or before July 11, 1974 an Order to the effect that the Lessor and the Trustors shall not be deemed to be electric utility companies within the meaning of Section 2(a)(3) of the Public Utility Holding Company Act of 1935 by reason of the ownership of the Units or the transactions contemplated by this Lease and the Trust Agreement, or in the event the Securities and Exchange Commission shall have advised the Lessor or the Trustors of its denial of such an Order, then on a date designated by Lessor to Lessee by not less than five nor more than fifteen days prior written notice, or on July 11, 1974, whichever is earlier (the "Purchase Date"), Lessor shall be unconditionally obligated to sell and transfer, and the Lessee shall be obligated to purchase from the Lessor all of the Units then subject to this Lease. In the event the Purchase Date shall be on a Periodic Rent Payment Date, the purchase price of such Units shall be an amount equal to the Casualty Value of such Units computed as of said date. In the event the Purchase Date shall be on a date other than a Periodic Rent Payment Date, the purchase price of such Units shall be an amount equal to the Casualty Value of such Units computed as of the next following Periodic Rent Payment Date. The payment of the purchase price shall be made to Lessor or its assignee hereunder at such place as Lessor or its assignee hereunder shall specify to Lessee in writing in funds immediately available at such place of payment. Such purchase price shall be so made available against delivery of (i) a bill of sale from Lessor transferring and assigning to Lessee all right, title and interest of Lessor in and to such Units, on an "As Is" - "Where Is" basis without representation or warranty, and
(ii) a release from the Security Trustees releasing such Units from the lien and security interest of the Indenture of Mortgage. Neither Lessor nor the Security Trustees shall be required to make any representation or warranty as to the condition of such Units or as to any other matters. Upon such purchase and settlement, this Lease shall terminate without further obligation or liability on the part of Lessor, the Agent or Lessee except with respect to liabilities of Lessee which have accrued prior to the Purchase Date.

SECTION  3.    LEASE TERM.

          The term of this Lease shall begin on the date of execution and delivery of this Lease and shall terminate, subject to the provisions of Section 13 hereof, at the close of the one hundredth Periodic Rent Payment Date.

SECTION  4.    RENT PAYMENTS.

          Lessee agrees to pay Lessor the following rents for the Facility:

          (a) Interim Rent. The Lessee hereby agrees to pay the lessor Interim Rent for each Unit from (and including) the Completion Date therefor to (but excluding) the Term Loan Closing Date under the Term Loan Agreements (the "Interim Period") in an amount equal to all interest which accrues during the Interim Period on all notes issued by the Lessor under the Interim Financing and Security Agreement dated as of November 9. 1972 between the Lessor and Irving Trust Company, payable on the Term Loan Closing Date.

          (b) Periodic Rent. Lessee hereby agrees to pay Lessor Periodic Rent for each Unit in 100 consecutive quarterly installments, each in an amount equal to 1.8645% of Lessor's Cost of such Unit, payable on the Periodic Rent Payment Dates.

          (c) Place of Payment. All Payments to be made by Lessee under this Lease to Lessor shall be made to Lessor or its assignee hereunder at such place as Lessor or its assignee hereunder shall specify to Lessee in writing. Payment of any additional amounts required by Section 5 Section 6 hereof shall be made at said place only to the extent that such payments are not being made, or have not been made by Lessee directly, and are instead being paid to Lessor by way of reimbursement or to provide Lessor with the funds necessary to make such payments. All rents and other sums payable to Lessor shall be paid in funds immediately available at the place of payment thereof.

          (d) Overdue Payments. The amount of any installment of Rent remaining unpaid more than five days after the due date thereof shall bear interest at the rate of 9% per annum from and after the due date of such installment.

          (e) Sufficiency of Periodic Rent. Anything herein contained to the contrary notwithstanding, each installment of Periodic Rent payable hereunder shall be, under any circumstances and in any event, in an amount at least sufficient to pay in full, as of the Periodic Rent Payment Date immediately succeeding the day on which such installment of Periodic Rent is due, any payments then required to be made on account of the principal of, and premium, if any and interest on, the Notes then outstanding.

SECTION  5.    TAXES AND MAINTENANCE.

          In addition to the rents payable by Lessee under the provisions of
Section 4 hereof:

            (a) Taxes. Lessee agrees to pay punctually as and when the same shall become due and payable, any and all taxes, fees, assessments and other governmental or quasi-governmental charges of whatsoever kind or character including interest and penalty, whether assessed against Lessor or Lessee, on or relating to the Units and on the ownership, possession, leasing, use, shipment, transportation, delivery or operation of the Units, and all gross receipts and like taxes against Lessor on or measured by rents payable hereunder. It is the intention of the parties hereto that Lessor may be free from all such taxes, fees, assessments and charges and that the Lease shall yield to Lessor not less than the Periodic Rent reserved hereunder throughout the stated term of this Lease, provided, however, that this Section 5(a) shall not be deemed to obligate Lessee to pay any taxes, fees, assessments or charges which have been included in Lessor's cost or any net income or franchise taxes against Lessor or on measured by the net income or net worth of Lessor; provided, however, that Lessee agrees to pay all such net income and franchise taxes against Lessor on or measured by the net income or net worth of Lessor (i) which under applicable law or related regulations or rulings are in substitution for or relieve Lessee from any tax on the Units which Lessee would otherwise be obligated to pay under the terms of this Section 5(a) or (ii) which are imposed by the State of New Jersey or any other state or locality in which any Unit may be located solely by reason of the location of any such Unit or the leasing thereof in such state or locality. Lessee agrees to comply with all state and local laws requiring the filing of ad valorem tax returns on the Units. Any statements for such taxes received by Lessor shall be promptly forwarded to Lessee by Lessor. Lessee shall not be obligated to pay any amount under this Section 5(a) so long as it shall in good faith and by appropriate proceedings contest the validity or the amount thereof unless such contest would subject any Unit to forfeiture or sale or adversely affect Lessor's title thereto. Lessee's obligations under this Section shall survive the termination of the Lease.

                  (b) Maintenance and Servicing. Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Units during the term hereof, including but not limited to repairs, maintenance, storage and servicing. Lessor agrees that, so long as Lessee is not in default hereunder, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor for the use and benefit of Lessee, any and all dealer's manufacturer's or subcontractor's warranties in respect of he Units, and Lessor agrees to execute and deliver such further acts as may be necessary to enable Lessee to obtain customary warranty service furnished for the Units by such dealer, manufacturer or subcontractor. Lessor shall have no obligation or duty with respect to any of such matters.

                  (c) Documentary Taxes and Recording Fees. Lessee agrees to pay all stamp or documentary taxes and recording fees, federal, state, county, city, municipal or otherwise, levied or assessed or otherwise payable on, or with respect to the recording of, this transaction, this Lease, any Lease Supplement, the Trust Agreement or any document whatsoever to which Lessee is a party which creates or transfers an interest in the Units.

SECTION 6.  INDEMNITY

                  (a) Scope. Lessee hereby assumes liability for, and hereby agrees to indemnify, protect, save and keep harmless Lessor, Agent, the trustor and beneficiary under the Trust Agreement, the Security Trustees, and each Term

      Lender and their respective agents and servants (collectively the "Indemnitees") from and against, any and all losses, damages, injuries, claims, demands and all expenses, legal or otherwise (including court costs and attorneys' fees reasonably incurred), and of whatsoever kind and nature (including claims for strict liability in tort) arising on account of the ownership, use (including by reason of the use for incorporation of any invention in equipment or infringements of patents), condition (including without limitation latent and other defects and whether or not discoverable by Lessor or Lessee) or operation of the Units, and by whomsoever used or operated, during the construction, purchase, delivery, installation, ownership, leasing or disposition of the Units and in any event throughout the continuance of this Lease. Lessee shall not, however, be required to pay or discharge any claim or demand referred to in this
      Section 6(a) so long as the validity or the amount thereof shall be contested in good faith and by appropriate legal proceedings in any reasonable manner which will not result in the forfeiture or sale of any Unit or adversely affect Lessor's title thereto or interfere with the due payment by Lessee to the Security Trustees of any Periodic Rent or other sum payable by Lessee hereunder, or the due application by the Security Trustees or any such rent or other sum pursuant to the Indenture of Mortgage, and provided that Lessee shall pay Lessor interest at the rate of 8% per annum on any funds which Lessor is required to advance in connection with such claim or demand contested in good faith and by appropriate legal proceedings from the date such advance is made to and including the date on which Lessor is reimbursed therefor by Lessee. Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against, and Lessee shall be entitled to control the defense thereof.

                  If for any taxable year of a Trustor (or portion thereof) during which the Lease is in effect, such Trustor shall lose the benefit of a depreciation deduction with respect to the Lessor's Cost for the Units on the basis of (i) a method of depreciation provided by Section 167(b) (2) or (3) of the Internal Revenue Code, (ii) an asset depreciation period of 22.5 years or less, (iii) changing, without Internal Revenue Service consent, from a declining balance method of depreciation to the sum of the years-digits method of depreciation, or (iv) determining the annual allowance of depreciation without adjusting for salvage value (but not depreciating below salvage value), by reason of any action of the Internal Revenue Service taken directly or indirectly as a result of (x) any representation, fact, estimate, opinion or other statement made or stated by the Lessee or any officer, employee, agent or counsel thereof (including any such statement made jointly with such Trustor or any officer, employee, agent or counsel thereof) in connection with the obtaining of a ruling from the Internal Revenue Service proving to be, or in the opinion of the Internal Revenue Service proving to be, fraudulent, untrue, incorrect, inaccurate, misleading, unreasonable or insufficient in whole or in part, (y) the Lessee or any officer, employee, agent or counsel thereof failing to state any material fact in connection with the obtaining of said ruling, and (z) the Lessee taking or failing to take, or being deemed by the Internal Revenue Service to have taken or to have failed to take, any action in respect to its income tax returns or otherwise which is, or in the opinion of the Internal Revenue Service is, inconsistent with or in contravention of any of he matters set forth in such ruling; the Lessee shall indemnify the trustor by payment of a sum which (after deduction of all taxes required to be paid by such Trustor in respect of the receipt of such sum under any federal, state or local tax laws) shall be equal to the amount of any additional federal income taxes required to be paid with respect to such year by reason of such loss of depreciation deductions plus the amount of interest which may be payable to the United States Government by such Trustor in connection with such loss, this indemnity to be payable at such time as such additional income taxes are payable.

                  (b) Duration. The indemnities and assumptions of liabilities in Section 6(a) contained shall continue in full force and effect notwithstanding the termination of this Lease, whether by expiration of time or otherwise, as to any act or omission, relating to the ownership, use, condition or operation (as such terms are used in Section 6(a)), of the Units, occurring during the continuance of this Lease which at any time is claimed to have created a cause of action against any of Indemnities; provided, however, the indemnity and assumption of liability against any claims for patent infringements shall continue in full force and effect after the term of this Lease throughout the life of any Unit except as to any alterations or modifications to the Unit following the disposition thereof by Lessor. The indemnities and assumptions of liabilities set forth in this Section 6 do not guarantee a residual value.

                  (c) Protection of Trustors. The indemnities, assumptions of liability in Section 6(a) and the agreements of Lessee in Section 5(a) hereof shall extend to and protect the Trustors to the same extent and with the same force and effect as if the Trustors were named as the lessor hereunder.

SECTION 7.  INSURANCE.

            Lessee agrees that it will at all times during the term of this Lease and at its own cost and expense keep the Units insured against loss by fire, windstorm and explosion and with extended coverage and against such other risks of physical loss as are customarily insured against by companies owning property of a similar character and engaged in a business similar to that engaged in by Lessee at not less than the full insurable value (actual replacement value less actual physical depreciation) thereof (which coverage shall be considered met if Lessee shall maintain blanket coverage for all of the physical properties which it owns or leases in an amount for any one loss not less than the maximum possible loss which may occur to the physical properties which it owns or leases), and will maintain general public liability insurance with respect to the Units against damage because of bodily injury, including death, or damage to property of others, such insurance to afford protection to the limit maintained by companies owning property or a similar character and engaged in a business similar to that engaged in by Lessee. Any such insurance may have applicable thereto deductible provisions to no greater extent than in effect for insurance coverage for equipment similar to the Units owned by Lessee.

            Lessee shall furnish Lessor with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and with respect to any renewal policy or policies shall furnish certificates evidencing such renewal prior to the expiration date of the original policy or policies. All insurance provided for in this Section 7 shall be effected with insurance companies approved by Lessor and the Security Trustees, which approval shall not be unreasonably withheld, authorized to do business in the State of New Jersey.

            In the even that insurance for the risks of physical loss to the Units embodied in this Section 7 shall no longer be available to the Lessee because such coverage is no longer carried or available on any commercially-reasonable basis to public utilities conducting essentially the same business as the Lessee (as opposed to the failure or unwillingness of the Lessee to comply with reasonable insuring warranties and conditions necessary to obtain or keep such insurance in effect) then Lessee shall so certify to Lessor and the Security Trustees in writing and shall thereupon be released form any obligation to provide said insurance.

SECTION 8.  RISK OF LOSS, REPAIRS, DAMAGE AND DESTRUCTION;
            MODIFICATIONS.

            Lessee shall bear the risk of damage, loss, theft or destruction, partial or complete, of the Units from whatsoever source arising (whether or not any insurance proceeds are payable in respect of, or are sufficient to cover, such damage, loss, theft or destruction) and any and all replacements, repairs or substitutions of parts of the Units shall be at the cost and expense of Lessee and shall constitute accessions to the Units and title thereto shall vest and remain in Lessor. Lessee shall at all times, at its own expense, keep the Units in good and efficient working order, condition and repair, ordinary wear and tear excepted, and will comply with such operating or repair standards and periodic maintenance inspections as are required to enforce warranty claims against the Manufacturer and all subcontractors in respect of the Units or which are otherwise established by such parties as normal operating procedures or which are required by any governmental commission, board or other authority having jurisdiction. At any time throughout the term of this Lease, whether or not a Unit shall qualify for termination pursuant to Section 13(c) hereof, Lessee shall have the right to make any modifications in or alterations to such Unit as it may deem necessary to modernize or upgrade the usefulness to Lessee of such Unit or as it may deem necessary to adapt such Unit to its particular needs and such modifications and alterations may include the replacement of he power or other major components of such Unit or constitute a rebuilding of substantially all of such Unit, provided that no such modifications or alterations detract from the value and utility or useful life of such Unit. In any event Lessee shall make all such modifications and alterations to the Units as may be required from time to time to meet the requirements of law or of any governmental commission, board or other authority having jurisdiction. Title to all components and parts being made a part of any Unit pursuant to such modifications and alterations shall vest and remain in Lessor.

SECTION 9.  LOCATION AND USE.

            Lessee agrees that the Units will be used solely in the conduct of its business and will at all times be and remain in the possession and control of Lessee at the location designated therefor in Exhibit A hereto, provided that Lessee may deliver possession of any part of portions of any Unit to the Manufacturer, or other subcontractor or agent, for purposes of realizing the benefits of any warranty or in order to comply with the obligations of Lessee under Section 8 hereof but the rights of any such party in possession of any Units shall be subject and subordinate to the terms of this Lease, including without limitation the right of Lessor to take possession of the Units pursuant to Section 15 hereof. In the event of any removal of any parts or portion of any Unit from the county in which it is located as designated in Exhibit A hereto, Lessee shall deliver to Lessor promptly after such removal and in any event within ten days thereafter the opinion of Lessee's counsel that such removal shall not impair or adversely affect the ownership of such arts or portion of such Unit by Lessor, that all necessary recording and filings (including financing statements and continuation statements under any applicable Uniform Commercial Code) have been duly made in the public offices wherein such recordings or filings are necessary to protect the validity and effectiveness of this Lease and the Indenture of Mortgage and that all fees, taxes and charges payable in connection therewith have been paid in full by Lessee. In no event shall any Unit or any part or portion thereof be removed to a location outside the continental United States without the prior written consent of Lessor. Lessee warrants that the Units will at all times be used and operated under and in compliance with the laws of the jurisdiction in which it may be operated, and in compliance with all lawful acts, rules, regulations and orders of any commissions, boards or other legislative, executive or judicial bodies or officers having power to regulate or supervise the use of such property; provided, however, Lessee may in good faith contest in any reasonable manner the application of any such rule, regulation or order to the extent that such contest does not result in the forfeiture or sale of any Unit or adversely affect Lessor's title thereto. Lessee agrees that, without the prior written consent of Lessor and the Security Trustees, Lessee will not assign, transfer or sublease its rights under this Lease, or permit its rights or interest hereunder to be subject to any lien, charge or encumbrance other than the lien on Lessee' leasehold estate hereunder of the Mortgage and Deed of Trust dated January 15, 1937 (the "Mortgage") form Lessee to Irving Trust Company, as Trustee, as supplemented. No such Mortgage, lien, charge, encumbrance, assignment or sublease shall relieve Lessee of any of its obligations, liabilities or duties hereunder which shall be and remain those of a principal and not a guarantor.

SECTION 10. LIENS.

            Lessee agrees that it will keep each Unit free and clear of any and all liens, charges and encumbrances other than Permitted Encumbrances or liens, charges or encumbrances which result from acts of Lessor or secure obligations of Lessor and, without limiting the foregoing, Lessee covenants and agrees that it will keep each Unit free and clear of any liens, rights of distraint, charges, encumbrances or claims of the owner or owners of any interest in the real estate on which such Unit is installed and any purchaser of or present or future creditor obtaining a lien on such real estate, and will obtain and delivery concurrently with delivery of each Unit such waivers of any of the foregoing in recordable form satisfactory to Lessor as are necessary to so maintain such Unit free and clear as aforesaid.

SECTION 11. OWNERSHIP AND MARKING.

            Lessee acknowledges and agrees that it has not, and by the execution hereof it does not and will not have or obtain, any title to the Units, nor any property right or interest, legal or equitable, therein, except solely as Lessee hereunder and subject to all the terms hereof.

            It is expressly understood that the Units shall be and remain personal property notwithstanding the manner in which the Units may be attached or affixed to realty, and that upon termination of the lease term Lessee shall have the duty in accordance with Section 16(a) hereof, and Lessor shall have the right to remove the Units form the premises whereon the same are located whether or not affixed or attached to the realty or any building at the sole cost and expense of Lessee. Lessor shall not be liable for any damage caused to the realty or any building by the removal of the Units.

            Lessee covenants and warrants that prior to or concurrently with the completion of each Unit Lessee will cause the Unit to be plainly, permanently and conspicuously marked by stenciling or by a metal tag or plate affixed thereto with the following legend:

            "Leased through United States Leasing Corporation, as
            Agent for Owner-Trustees; Wells Fargo Bank, N.A. and R.
            T. Dreiling as Security Trustees."

Lessee covenants and agrees to replace any such stenciling, tag or plate and sign or marker which may be removed or destroyed or become illegible and to indemnify Lessor, Agent, the trustor and beneficiary under the Trust Agreement and the Security Trustees against any liability, loss or expense incurred by any of them as a result of he failure to maintain such markings.

SECTION 12. DISCLAIMER OF WARRANTIES: NET LEASE.

      Lessee acknowledges and agrees that (i) certain Units or components thereof are undelivered on the date hereof, Lessee shall have the duty and sole responsibility to arrange for such delivery and Lessor shall have no duty or obligation with respect thereto, (ii) the Units are of a size, design, capacity and manufacture selected by Lessee, (iii) Lessee is satisfied that the same are suitable for its purposes, (iv) Lessor is not a manufacturer no a dealer in property of such kind, (v) the Units are leased hereunder subject to the rights of any parties in possession of the sites therefor and the state of the title to such sites and the rights of ownership in such sites at the time the Units become subject to this Lease and to all applicable zoning regulations, restrictions, laws and ordinances, building restrictions and other laws and governmental regulations now in effect or hereafter adopted and in the state and condition of every part thereof when the same first become subject to this Lease, without representation or warranty of any kind by Lessor, and (vi) AS BETWEEN LESSOR AND LESSEE, LESSOR LEASES THE UNITS, AS-IS WITHOUT WARRANTY OR REPRESENTATION EITHER EXPRESS OR IMPLIED, AS TO
(A) THE FITNESS OR MERCHANTABILITY OF ANY UNIT, (B) LESSOR'S TITLE THERETO., (C) LESSEE'S RIGHT TO THE QUIET ENJOYMENT THEREOF, OR (D) ANY OTHER MATTER WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE.

      This Lease is a net lease and Lessee shall not be entitled to any abatement of rent or reduction thereof, including , but not limited to, abatements or reductions due to any present or future claims of Lessee against Lessor under this Lease or otherwise or against the manufacturer of any Unit, nor except as otherwise expressly provided herein, shall this Lease terminate, or the respective obligations of Lessor or Lessee be otherwise affected, by reason of any defect in or failure of title of Lessor to the Units or any defect in or damage to or loss or destruction of all or any of the Units from whatsoever cause, the taking or requisitioning of the Units by condemnation or otherwise, the prohibition of Lessee's use of the Units, the interference with such use by any private person or corporation or other infirmity of this Lease, or lack of right, power or authority of Lessor to enter into this Lease, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the rents and other amounts payable by Lessee hereunder shall continue to be payable in all events unless the obligation to pay the same shall be terminated pursuant to Section 13 hereof, or until Units are returned to Lessor or abandoned by Lessor pursuant to Section 16 hereof.

SECTION  13. CASUALTY OCCURRENCES; PAYMENT OR SUBSTITUTION
FOR UNSERVICEABLE UNITS.

            (a) Casualty Occurrence. In the event that any Unit suffers a Casualty Occurrence, Lessee shall promptly and fully inform Lessor in regard thereto and Lessee, on the next succeeding Periodic Rent Payment Date following 15 days prior written notice, shall pay to Lessor a sum equal to the Casualty Value of such Unit as of the date of such payment. Upon receipt by Lessor of such payment this Lease shall terminate with respect to such Unit (subject to the requirements of Section 16(d) hereof regarding the disposition of such
Unit).

            (b) Unserviceable Units. Unless terminated pursuant to Section 13(a) hereof, this Lease shall remain in full force and effect with respect to all Units throughout the term of this Lease set forth in Section 3 hereof; provided, however, Lessee may upon not less than 30 days prior written notice to Lessor terminate this Lease a of the 60th Periodic Rent Payment Date or as of any succeeding Periodic Rent Payment Date up to and including but not after the 99th Periodic Rent Payment Date as to any Unit which, in the good faith judgment of Lessee as determined by its Board of Directors, shall have become obsolete or economically unserviceable so as to be no longer useful in the conduct of Lessee's business upon either (I) payment to Lessor of an amount equal to the Termination Value of such Unit as of the date of such payment on (ii) in the event both Lessor and the Security Trustees shall agree in writing, substitution for such Unit in its entirety of new equipment, said substitution and the equipment so substituted to comply with the provisions of Section 13(a) hereof. Such written notice shall identify the Unit for which this Lease is to be terminated, shall specify whether Lessee intends to pay the Termination Value therefor or proposes to obtain written consents necessary for substitution of new equipment therefor and shall designate the date on which termination is intended to become effective through such payment or substitution. Such notice shall also be accompanied by a certified copy of the resolution of the Board of Directors setting forth the above referred to determination and a written statement of the President, any Vice President or the Treasurer of Lessee to Lessor setting forth a summary of the basis for such determination. For the purposes of this Section 13(b), interest rates payable by Lessee for its indebtedness for borrowed money or finance charges payable by Lessee in connection with the acquisition of its equipment under conditional sales contracts, leases or other arrangements for deferred payment shall be disregarded in the determination of economic unserviceability.

                  (c) Substitution. Any substitution of new equipment for a Unit on the 60th Periodic Rent Payment Date or any succeeding Periodic Rent Payment Date pursuant to Section 13(b) hereof shall meet the following terms and conditions: (I) on or before such date Lessor and the Security Trustees shall deliver written consent thereto as provided in Section 13(b), (ii) on or before such date Lessee shall deliver a bill of sale and manufacturer's invoice causing good and marketable title to the new equipment to be conveyed to Lessor free and clear of all liens and encumbrances except Permitted Encumbrances, (iii) the new equipment being conveyed shall have an aggregate original invoice cost not less than the Casualty Value of the Unit for which this Lease is then being terminated, computed as of said Periodic Rent Payment Date and shall be generating equipment having a utility and capacity at least equal to such Unit and having a useful life at least equal to the remaining useful life of such Unit, (iv) on or before said date Lessor and Lessee shall execute and deliver an appropriate supplement to this Lease subjecting the new equipment to the provisions hereof for the balance of the term of this Lease, (v) on or before said date Lessee shall deliver an opinion of counsel (which may be counsel for Lessee) to the effect that good title to such new equipment has been conveyed to Lessor free and clear of all liens and encumbrances except Permitted Encumbrances and that such new equipment has been validly subjected to the terms of this Lease by the above described supplement and that all rentals and other sums previously payable hereunder in respect of the Unit for which this lease is then being terminated shall for the balance of the term of this Lease be payable in the same amounts in respect of such new equipment, and

(vi) on or before said date Lessee shall at its expense cause to be fulfilled each of the requirements set forth in Section 4.4 of the Indenture of Mortgage relating to substitution of new equipment for Units.

                  (d) Rent Termination. Upon (but not until) payment of the Casualty Value or , as the case may be, the Termination Value in respect of any Unit, the obligation to pay rent for such Unit (including any rent installment due on the Casualty Value or Termination Value payment date) shall terminate, but Lessee shall continue to pay rent for all other Units. Lessee shall for all Units pay when due all rent payments due therefor prior to the date on which the Casualty Value or , as the case may be, the Termination Value, thereof is payable.
                  (e) Certain Government Requisitions. In the event that during the term of this Lease the use of any Unit is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise for a period which does not exceed the remaining term of this Lease, Lessee's duty to pay rent shall continue for the duration of such requisitioning or taking. Unless an Event of Default (or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing Lessee shall be entitled to receive and retain for its own account all sums payable of any such period by such governmental authority as compensation for requisition or taking of possession to an amount equal to the aggregate of the rent paid or payable hereunder for such period and any compensation for damages suffered by Lessee as a result of Lessee's inability to meet its commitments under any electric interchange agreement, and the balance, if any, shall be payable to and retained by Lessor as its sole property. A requisition or taking for an indefinite period of time shall not be deemed to exceed the remaining term of this Lease unless and until the period of such requisition or taking does in fact exceed the remaining term.

                  (f) Application of Proceeds. Lessor shall be entitled to receive any proceeds of any claims for damage, insurance or award received on account of a Casualty Occurrence and nay proceeds from the disposition of any Unit in respect of which this Lease shall be terminated pursuant to Section 13
(b) hereof; provided that unless an Event of Default ( or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing, Lessee shall be entitled to credit for the amount of such proceeds so received by Lessor against Lessee's obligation to pay the Casualty Value or Termination Value for such Unit. Following the payment date of the Casualty Value or termination Value in respect of such Unit, Lessee may retain any such proceeds up to but not exceeding any amounts paid by Lessee to Lessor ( other than by such credit) upon such Casualty Value or Termination Value, but any amount of such proceeds which shall be received by Lessee in excess of such payments shall be promptly remitted to Lessor. In the case of a Unit for which equipment is substituted pursuant to
Section 13 (c) hereof, Lessee may, unless an Event of Default (or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing, receive and retain for its own account any proceeds of disposition of such Unit.

SECTION 14.                ASSIGNMENTS BY LESSOR

                  (a) Lessor may assign all of its right, title and interest in this Lease and/or the rents and other sums at any time due and to become due, or at any time owing or payable, by Lessee to Lessor under any of the provisions of the Lease to the Security Trustees. Upon any such assignment, Lessor shall give written notice thereof to Lessee and thereafter all rents and other sums payable by Lessee hereunder shall be paid as the Security Trustees direct.

                  (b) From and after the receipt by Lessee of written notice of such assignment to the Security Trustees (i) the Security Trustees shall not be obligated to perform any duty, covenant or condition required to be performed by Lessor under any of the terms hereof, but on the contrary, Lessee by its execution hereof acknowledges and agrees that notwithstanding any such assignment each and all such duties, covenants or conditions required to be performed by Lessor shall survive any such assignment and shall be and remain the sole liability of Lessor and of every person, firm or corporation succeeding (by merger, consolidation, purchase of assets or otherwise) to all or substantially all of the business assets or goodwill of Lessor. Without limiting the foregoing, Lessee further acknowledges and agrees that the rights of the Security Trustees in and to the sums payable by Lessee under any provisions of this Lease shall not be subject to any abatement whatsoever, and shall not be subject to any defense, set-off, counterclaim or recoupment whatsoever whether by reason of failure of or defect in Lessor's title or any interruption from whatsoever cause in the use, operation or possession of the Units or any part thereof or by reason of any other indebtedness or liability, howsoever and whenever arising, of Lessor to Lessee or to any other person, firm or corporation or to any governmental authority or for any cause whatsoever, it being the intent hereof that the Lessee shall be unconditionally and absolutely obligated to pay the Security Trustees all of the rents and other sums which are the subject matter of the assignment, and (ii) the Security Trustees shall have the sole right to exercise all rights, privileges and remedies (either in their own name or in the name of Lessor for the use and benefit of the Security Trustees) which by the terms of this Lease or by applicable law are permitted or provided to be exercised by Lessor.

                  (c) It is further understood and agreed that the right, title and interest of the security Trustees shall by the express terms granting and conveying the same be subject to the interest of Lessee in and to the Units.

SECTION 15.                DEFAULTS.

         In any of the following events ("Events of Default") :

                  (a) Lessee shall default in the payment of any installment of Periodic Rent or of any Casualty Value or termination Value payable pursuant to
Section 13 hereof and such default shall continue for a period of 5 days after written notice of such nonpayment by Lessor to Lessee; or

                  (b) Lessee shall default in the observance or performance of any other covenant required to be observed or performed by Lessee hereunder or under the terms of the agreement executed and delivered pursuant to Section 14.4 of the term Loan Agreements and such default shall continue for more than 30 days after the written notice thereof from Lessor to Lessee; or

                  (c) Any representation or warranty made by Lessee herein or in any statement or certificate furnished to Lessor, the Agent or any assignee referred to in Section 14 hereof proves untrue in any material respect as of the date of issuance or making thereof and shall not be made good within 30 days after notice thereof to Lessee by Lessor; or

                  (d) Lessee shall default in the payment of principal of or interest on any obligation of Lessee for borrowed money in the unpaid principal amount of $ 2,000,000 or more as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (e) Lessee becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Lessee or for the major part of its property, or Lessee shall make any voluntary assignment or transfer of Lessee's interest as Lessee hereunder in a manner or to a person not permitted by the terms hereof; or

                  (f) A trustee or receiver is appointed for Lessee, or for the major part of its property and is not discharged within 30 days after such appointment; or

                  (g) Bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against Lessee, and if instituted against Lessee are allowed against Lessee or are consented to or are not dismissed within 60 days after such institution;

Lessor at its option may:

                  A. Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants and terms of the Lease or to recover damages for the breach thereof; or

                  B. By notice in writing to Lessee, terminate this Lease and/or Lessee's rights of possession hereunder as to all or any portion of the Units whereupon all right, title and interest of Lessee to or in the use of such Units shall terminate, and Lessor may, directly or by its agent, enter upon the premises of Lessee or other premises where such

Units may be located and take possession thereof (any damages occasioned by such taking of possession being hereby expressly waived by Lessee) or may, at Lessor's election, require Lessee at Lessee's expense to deliver any such Units F.O.B. to a common carrier at such location crated and packed on board such carrier. In the event of any such termination (i) Lessor shall be entitled to retain all rents and additional sums paid by Lessee hereunder in respect of all Units theretofore paid or received by Lessor, including any such then in its possession which, had this lease not been declared in default, would otherwise be payable to Lessor hereunder, (ii) Lessor may recover from Lessee all rents and additional sums accrued and unpaid under any of the terms hereof as of the date of termination and (iii) Lessor may recover from Lessee as liquidated damages, but not as a penalty, an aggregate sum, which at the time of such termination, represents the excess, if any, of the then present value of all Periodic Rent for such Units which would otherwise have accrued hereunder from the date of termination to the end of the Term of this Lease over the then present value of the aggregate fair rental value of such Units for the balance of the Term, such present worth to be computed in each case on the basis of 4% per annum discount from the respective dates upon which such rents would have been payable hereunder had this Lease not been terminated as to such units. In addition to the foregoing Lessor shall be entitled to recover from Lessee any and all damages which Lessor shall sustain by reason of the occurrence of any such Event of Default, together with a reasonable sum for attorney's fees and such expenses shall be expended or incurred in the seizure, rental or sale of the Units or in the enforcement of any right or privilege hereunder or in any consultation or action in connection therewith.

                  The remedies herein provided in favor of Lessor in an Event of Default as hereinabove set forth shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law, in equity or in bankruptcy and the election at any time to enforce any such remedies in respect of any one or more Units shall in no way bar the later enforcement from time to time of such remedies in respect of additional Units.

SECTION 16.       DISPOSITION OF UNITS.

                  (a) Return to Lessor of Units. Except in the case of any Units for which this Lease shall have been previously terminated pursuant to Section 13 hereof, at the end of the term of this Lease Lessee will surrender possession of all Units to Lessor at the place of original installation or at such other place as the Units shall then be located pursuant to the consent of Lessor, completely disconnected from fuel and system connections and ready for removal from any foundation supports, or if so requested by Lessor, Lessee shall deliver the Units F.O.B. to a common carrier at such place of installation or other location, crated and packed on board such carrier. Each Unit so returned shall be fully equipped with an engine owned by Lessor, or another engine having a value and utility equivalent to or better than the engine which it replaces, duly installed thereon. At the time of such return each such Unit including the engine installed thereon shall be in as good operating condition as it was on the date of the Lease Supplement called for by Section 2(c) hereof, ordinary wear and tear excepted, and the engine surrendered with each such Unit shall be in operating condition comparable to airworthy condition for similar engines used on aircraft as prescribed by the Federal Aviation Administration, each such engine shall be owned by Lessor or Lessee, as the case may be, and all Units and engines so returned shall be free and clear of all liens and encumbrances of any kind except those resulting from acts of Lessor and Permitted Encumbrances. In the event any engines not owned by Lessor shall be surrendered with any Unit as above provided, Lessee, concurrently with such delivery, will, at its own expense and at no cost to Lessor, furnish Lessor with a bill of sale. in form and substance satisfactory to Lessor, with respect to each such engine and with evidence of Lessee's title to such engine (including an opinion of Lessee's counsel that such engine shall be duly and properly titled in Lessor) and shall take such other action as Lessor may reasonably request. Upon full compliance with the terms of paragraphs
(a), (b) and (c) of this section, Lessor will transfer to Lessee, all of Lessor's right, title and interest in any engine constituting part of any surrendered Unit but not installed thereon at the time of surrender for which Lessee has substituted another engine in compliance with the provisions of this paragraph (a).

                  (b) Overhaul of Units. Immediately upon the surrender of any unit at the end of the Term, Lessee shall, if Lessor has so requested by written notice to Lessee, overhaul, or cause to be overhauled, such Unit and the engine surrendered therewith. As to the unit, such overhaul shall be done in the same manner and with the same care as used by owners of similar equipment, and as to the engine, in the same manner and with the same care as used by owners of similar engines used to power aircraft. A Unit or engine so overhauled shall be regarded as a zero-time Unit or a zero-time engine. In the event Lessor shall request Lessee to overhaul, or cause to be overhauled, any engine as above set forth, then Lessor shall reimburse Lessee in an amount equal to (i) the difference between, (ii) the number of hours that the engine was run by Lessee, since its last overhaul and (v) the average number of hours between overhauls for all similar engines operated by Lessee during the five year period immediately preceding the data of surrender, times (ii) the hourly market cost for overhauling engines as determined in accordance with paragraph (c) below.

                  (c) "Zero Time" Requirement. Upon the surrender of any engine pursuant to paragraph (a) of this Section, Lessee shall reimburse Lessor for each hour such engine has been run since its last overhaul, including any overhaul called for by paragraph (b) of this Section, by paying to Lessor an amount per hour equal to the then current hourly market cost for overhauling such engine to zero time as of the date of the surrender thereof to be determined by dividing the current market cost for overhauling such engine by the average number of hours between overhauls for all similar engines operated by Lessee during the five year period immediately preceding the said date of surrender.

                  (d) Disposition Following Early Termination. Lessee shall, as agent for Lessor, dispose of any Unit or Units with respect to which a Casualty Occurrence has occurred or as to which this Lease has otherwise been terminated pursuant to Section13(b) hereof as promptly as possible for the best price obtainable. Any such disposition shall be on as "As-Is", "Where-Is" basis specifically disclaiming any representation or warranty, express or implied. As to each separate Unit so disposed of by Lessee, the proceeds of such disposition shall be allocated in the manner provided in Section 13(f) hereof unless an Event of Default (or other event which with the lapse of time or giving of notice, or both, would become an Event of Default) shall have occurred and be continuing. In no event shall Lessee, or any person, firm or corporation controlled by or affiliated with Lessee, be permitted to purchase for its own account or the account of such person, firm or corporation, any Units as to which this Lease has been terminated pursuant to Section 13(b) hereof. During the period from the date of the Casualty Occurrence or the giving of notice of termination with respect to any Unit pursuant to Section 13(b) hereof until final disposition of such Unit, Lessee as agent for Lessor, shall use its best efforts to obtain bids for the purchase of such Unit. Lessee shall certify to Lessor in writing the amount of each bid received by Lessee and the name and address of the party submitting each such bid. Lessor may bid and purchase such Unit or obtain bids, but shall be under no duty to solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with arranging any sale. In disposing of such Units, Lessee shall take such action as Lessor shall reasonably request to terminate any contingent liability which Lessor might have arising after such disposition.

                  (e) Right of Abandonment. Lessor may, in its sole discretion, elect to abandon any Unit as the end of the Term of this Lease by delivering written notice to such effect to Lessee not less than 30 days prior to the end of the Term. Title to such Unit shall thereupon pass to Lessee and thereafter Lessee shall hold Lessor harmless from any or all liabilities arising from the ownership thereof.

SECTION 17.                CONSOLIDATION, MERGER AND SALE OF ALL ASSETS.

                  Lessee may merge or consolidate with any other corporation or sell, Lease or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, provided that, in the opinion of the Trustee, Security Trustees and Trustors, the rights and powers of the Lessor or the Security Trustees shall not be adversely affected by such merger, consolidation, sale, lease or other disposition and that immediately after any such transaction no Event of Default shall have occurred and be continuing and, provided, further, that any corporation which is to be the surviving or acquiring corporation in such transaction, (a) shall be a corporation organized and existing under the laws of the United States of America or a state thereof, and
(b) shall, by agreement in writing, expressly assume the due and punctual payment of the rents and other sums due and to become due under this Lease, and the due and punctual performance and observance of all the covenants and provisions of this Lease to be performed by Lessee.

SECTION 18.       FINANCIAL STATEMENTS AND REPORTS; INSPECTION AND LICENSE.

                  Lessee agrees to maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and will furnish to Lessor, the Security Trustees and to each holder of 10% or more of the unpaid principal amount of outstanding Term Notes:

                  As soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such period and a statement of income and earned surplus of Lessee for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, which statement of income and earned surplus shall set forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the chief financial officer of Lessee;

                  As soon as available and in any event within 90 days after the last day of each fiscal year, an audit report certified by an independent public accountant or firm of independent public accountants of recognized standing selected by Lessee covering the operations of Lessee and containing a balance sheet as at the end of such year and statements of income and earned surplus for such year each of a comparative basis with corresponding statements for the preceding fiscal year;

                  Within the periods provided in subsection (b) above, the written statement of the chief financial officer of Lessee that Lessee is not in default under any of the terms, covenants, provisions or conditions of this Lease, or, if such default shall exist, a statement disclosing the default or defaults and the nature thereof and the action Lessee proposes to take with respect thereto;

                  Promptly after their original distribution, copies of all such financial statements and reports as Lessee shall send to its stockholders;

                  Such information and data as Lessor or the Security Trustees or any holder or holders of 10% or more of the unpaid principal amount of outstanding Term Notes may from time to time reasonably request as to location and the existence and status of any claims for damages (whether against the Units or against Lessor or Lessee) arising out of the use, operation or condition of the Units, the taxes of the nature provided to be paid by Lessee under Section 5(a) hereof which have been assessed and the amount of such taxes paid, and such other data pertinent to the Units and the condition, use, repair and operation thereof as any such party from time to time may reasonably request. Without limiting the foregoing Lessee agrees that, without any such request, it will furnish Lessor and the Security Trustees with prompt written notice of any material damage, loss, theft or destruction, partial or complete, of any of the Units; and

                  Such other information as Lessor or the Security Trustees or any holder or holders of 10% or more of the unpaid principal amount of outstanding Term Notes may reasonably request concerning Lessee in order to enable Lessor of the Security Trustees to determine whether the covenants, terms and provisions of this Lease have been complied with by Lessee.

                  Lessee will also permit Lessor and the Security Trustees (or such persons as Lessor or the Security Trustees or any such holder may designate) to visit and inspect, under Lessee's guidance, the Units and any properties of Lessee and to examine the records or books of account of Lessee and to discuss the affairs, finances and accounts of Lessee with its officers and independent accountants, all at such reasonable times and as often as Lessor or the Security Trustees or any such holder may desire. Without limiting the foregoing, Lessee hereby grants to Lessor and the Security Trustees (or such persons as Lessor or the Security Trustees may designate) an irrevocable license to enter upon the land where any Unit is located and to bring upon or across such land such trucks, cranes and other equipment-handling devices as such parties may deem necessary in connection with the exercise of Lessor's rights and remedies under this Lease. Lessee covenants and agrees that it will not permit any Unit to be located on land as to which Lessee lacks a sufficient interest to enable it alone to grant a valid license as hereinabove done.

  SECTION 19.     MISCELLANEOUS.

                  (a) No Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach of default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default thereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waiver under this Lease must be in writing. All remedies either under this Lease or by law afforded to Lessor shall be cumulative and not alternate. Any provision of this Lease prohibited by law shall be ineffective to the extent of such provisions without invalidating the remaining provisions hereof.

                  (b) Right of Lessor to Perform. If Lessee shall fail to comply with the covenants herein contained, including its covenants with respect to the maintenance of insurance, the payment of taxes, assessments and other charges or keeping the Units in repair and free of liens, charges and encumbrances, Lessor or the Security Trustees may, but shall not be obligated to (1) make advances to perform the same, and (ii) enter upon the land where any Unit is located to perform any and all acts required by Lessee's covenants herein contained and to take all such action thereon as in the Lessor's or the Security Trustees' opinion may be necessary or appropriate therefor. All payments so made by Lessor or the Security Trustees and all costs and expenses (including without limitation reasonable attorneys' fees and expenses) incurred in connection therewith shall be payable by Lessee upon demand as additional rent hereunder, with simple interest at the rate of 9% per annum. No entry shall be deemed an eviction of Lessee or a repossession of any Unit, and no such advance, performance or other act shall be deemed to relieve Lessee from any default hereunder.

                  (c) Notices. Any notices provided for in this Lease shall be in writing and shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered postage prepaid, addressed as follows:

     If to the Lessor or the Agent:     Trustees under Atlantic City
                                           Electric Trust No. 2
                                        C/o United States Leasing Corporation
                                        633 Battery Street
                                        San Francisco, CA  94111
                                        Attention:  Vice President  -
                                                        Lease Underwriting

     If to the Lessee:                  Atlantic City Electric Company
                                        1600 Pacific Avenue
                                        Atlantic City, NJ  08404
                                        Attention:  Mr. Frederick Lange

     If to the Security Trustees:       Wells Fargo Bank, N.A.
                                        P.O. Box 44011
                                        San Francisco, CA  94144
                                        Attention:  Corporate Trust Department

                  Or at such other place as any such party may designate by notice given in accordance with this Section.

                  (d) Further Assurances. From time to time throughout the term of this Lease, Lessee agrees to execute, acknowledge and deliver such further counterparts hereof or financing statements or such other documents which in the opinion of counsel for Lessor may be reasonably required at any time in order to comply with the provisions of any applicable law or laws at any time in force requiring the recording or filing of this instrument or a copy hereof or a financing statement or similar document in connection herewith in any public office of the United States or of any state or of any political or governmental subdivision of any state in order to establish, protect and maintain the rights and remedies of Lessor or the Security Trustees hereunder, and Lessee agrees to pay the fees or charges imposed by law for any such mandatory recording or filing, and the necessary out-of-pocket expenses of Lessor or Lessee in effecting such filing or recording.

                  (e) Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

                  (f) Counterparts. This Lease may be executed in any number of counterparts, each counterpart constituting an original but all together one and the same instrument and contract.

                  (g) Governing Law. This Lease and all of the rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the laws of the State of New Jersey.

                  (h) Concerning Lessor and Agent. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of Lessor, while in form purporting to be the representations, covenants, undertakings and agreements of Ben Maushardt and Frank B. Smith are nevertheless each and every one of them, made and intended not as personal representations, covenants, undertakings and agreements of them or for the purpose or with the intention of binding them personally but are made and intended for the purpose of binding only the Trust as that term is used in the Trust Agreement; such Trust is the Lessor hereunder, and this Lease is executed and delivered by Ben Maushardt and Frank B. Smith, not in their own right but solely in the exercise of the powers conferred upon them as Trustees; and no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against such persons, or Agent or the Trustors on account of this Indenture of Lease or on account of any representation, covenant, undertaking or agreement of such persons or Agent in this Indenture of Lease contained, either expressed or implied, all such personal liability, if any, being expressly waived and released by Lessee herein and by all persons claiming by, through or under Lessee; excepting, however, that Lessee or any person claiming by, through or under it, making claim hereunder, may look to said Trust for satisfaction of the same.

                  IN WITNESS WHEREOF, Lessor, Agent and Lessee have caused this instrument to be executed, all as of the day and year first above written.

                  FRANK B. SMITH and BEN MAUSHARDT,
                  Not individually but solely as Trustees under Atlantic City Electric Trust No. 2


                  _____________________________________________________________
                  Trustees as aforesaid

                  LESSOR

                  UNITED STATES LEASING CORPORATION

                  By_______________________________________
                  Vice President

                  (SEAL)

                  ATTEST:                                     AGENT FOR LESSOR

                  _____________________________________________________________

                  Asst. Secretary

                  ATLANTIC CITY ELECTRIC COMPANY

                  By _______________________________________

                  (SEAL)                             Vice President

                  ATTEST:                                     LESSEE


                  _____________________________________________________________

                  Secretary

                  This Indenture of Lease and the rentals and other sums due and to become due hereunder have been assigned to, and are subject to a security interest in favor of, Wells Fargo Bank, N.A. and R. T. Dreiling, as Trustees under an Indenture of Mortgage, Assignment of Lease and Security Agreement relating to Atlantic City Electric Trust No. 2, from Frank B. Smith and Ben Maushardt, as Trustees under the Trust Agreement referred to herein, to Wells Farge Bank, N.A. and R. T. Dreiling, as Trustee. Information concerning such security interest may be obtained from Wells Fargo Bank, N.A., Post Office Box 44011, San Francisco, California 94144, Attention: Corporate Trust Department.

                                                    Output
                                                     Rating
                                                    (Peak
                                                     Load-
Unit                                                 Mega-             Description
Number            Manufacturer                       watts)                of unit       Location

Carll's           Worthington Turbine                39.30    Model ER-224 Power             On
Corner            International, Inc.                         Plant with PWA-GG4A            Real
No.  1            Wellsville, New York                        7ALF Engines with              Estate
                  14895                                       "NEMA-D" sound atten-          Des-
                                                              tion treatment, Start          cribed
                                                              Control, breakers,             in
                                                              limiters, relays,              Annex
                                                              pumps, and certain              1
                                                              other miscellaneous            Hereto
                                                              equipment

                                                    Output
                                                     Rating
                                                    (Peak
                                                     Load-
Unit                                                 Mega-             Description
Number            Manufacturer                       watts)                of unit       Location


Carll's           Worthington Turbine                39.30    Model ER-224 Power           On
Corner            International, Inc.                         Plant with PWA-GG4A          Real
No.  2            Wellsville, New York                        7ALF Engines with            Estate
                  14895                                       "NEMA-D" sound atten-        Des-
                                                              tion treatment, Start        cribed
                                                              Control, breakers,           in
                                                              limiters, relays,            Annex
                                                              pumps, and certain            1
                                                              other miscellaneous          Hereto
                                                              equipment

                         EXHIBIT A TO INDENTURE OF LEASE

                                LOCATION OF UNITS

         ALL that certain land and premises acquired for the Carll's Corner jet turbine generating and 230/12 KV substations situate in the Township of Upper Deerfield, Cumberland County, New Jersey, more particularly bounded and described as follows by the following two tracts:

TRACT #1

         BEGINNING at a point in the southeasterly line of the Central Railroad of New Jersey, Vineland Branch (66 feet wide) at a point being North 68 degrees, 31 minutes, 59 seconds East as measured along the said Southeasterly line of the Central Railroad of New Jersey, 29.40 feet from the centerline of Burlington Road (33 feet wide) and extending from said beginning point; thence (1) North 68 degrees, 31 minutes, 59 seconds East along the said southeasterly line of the Central Railroad of New Jersey, 2913.66 feet to concrete monument set in said line at a corner to lands now or formerly Seabrook and Baitinger; thence (2) South 06 degrees, 19 minutes, 16 seconds East, partly along said Seabrook and Baitinger and partly along lands nor or formerly Robert D'Agostino, 1581.65 feet to an old granite field stone at a corner to said D'Agostino, said last course passing over an old granite field stone at a common corner to said D'Agostino and Seabrook and Baitinger; thence (3) North 86 degrees, 22 minutes, 05 seconds East along said land of Robert D'Agostino, 662.64 feet to a concrete monument set at a corner of said D'Agostino and in line of lands now or formerly John Pace, said concrete monument being South 86 degrees, 22 minutes, 05 seconds West, 5.59 feet from a field stone; thence (4) South 03 degrees, 18 minutes, 09 seconds West, along said lands of John Pace, 85.90 feet to a concrete monument set in the original line of William G. Nixon, said concrete monument being also at an angle point in the line of lands of John Pace and being South 74 degrees, 25 minutes, 38 seconds West as measured along said original line of William G. Nixon, 722.75 feet from an original stone corner in said Nixon's line; thence
(5) South 74 degrees, 25 minutes, 38 seconds West partly along said lands now or formerly of John Pace and partly along lands now or formerly Paul B. Sproul, et ux, and partly along lands now or formerly Robert D'Agostino and running along said original line of William G. Nixon, 1193.99 feet to a concrete monument set in the said Nixon line at a corner to said lands now or formerly Robert D'Agostino; thence (6) South 27 degrees, 05 minutes, 51 seconds East, along said Robert D'Agostino, 1042.60 feet to the centerline of Rosenhayn Avenue, said last mentioned course passing over a concrete monument set a distance of 25.00 feet from the centerline of Rosenhayn Avenue as measured at right angles thereto; thence (7) South 77 degrees, 04 minutes, 42 seconds West along said centerline of Rosenhayn Avenue, 152.46 feet to a corner to lands now or formerly Earl Walter Lane; thence (8) North 26 degrees, 36 minutes 39 seconds West along said lane, 1033.65 feet to a point in the aforementioned original line of William G. Nixon, said last course passing over 2 marble monuments; one at a distance of
28.70 feet from the beginning of the course, and one at a distance of 1022.19 feet from the beginning of the course; thence (9) South 74 degrees, 25 minutes, 38 seconds West, partly along said lands now or formerly Earl Walter Lane, partly along lands now or formerly Chester Garton, et ux, and partly along lands now or formerly Walter J. Riggins, et ux, and running along said original line of William G. Nixon, 1772.71 feet to a granite stone in line of said Riggins at a corner to aforementioned lands now or formerly Roland A. Breeden 415.80 feet; thence (10) North 24 degrees, 10 minutes, 00 seconds West along said Breeden,
713.97 feet to an original stone corner to said Breeden; thence (11) North 05 degrees, 45 minutes, 00 seconds East still along said Breeden 415.80 feet; thence (12) South 88 degrees, 05 minutes, 00 seconds West, still along said Breeden, 241.56 feet; thence (13) North 26 degrees, 15 minutes, 00 seconds West still along said Breeden, 158.40 feet; thence (14) North 04 degrees, 30 minutes, 00 seconds East still along said Breeden, 185.55 feet to the point and place of Beginning.

         CONTAINING 105.659 acres.

         THE hereinabove description prepared in accordance with survey made by John C. Reutter Associates dated February 17, 1971.

                   ANNEX 1 TO EXHIBIT A TO INDENTURE OF LEASE

         BEGINNING at a point in the centerline of Burlington Road, 33 feet wide, said beginning point being North 02 degrees, 05 minutes, 32 seconds West as measured along the said centerline of Burlington Road, 569.10 feet from the centerline of Rosenhayn Avenue, 33 feet wide and extending from said beginning point; thence (1) North 02 degrees, 05 minutes, 32 seconds West, in and along the said centerline of Burlington Road, a distance of 860.00 feet to an angle point in the same; thence (2) North 04 degrees, 56 minutes, 05 seconds East, still in and along the centerline of said Burlington Road, a distance of 924.13 feet to a point in the Southeasterly right-of-way of the Central Railroad of New Jersey (Vineland Branch) (66 feet wide); thence (3) North 68 degrees, 31 minutes, 59 seconds East, in and along the said Southeasterly right-of-way line of Central Railroad of New Jersey and passing over a concrete monument, a distance of 29.40 feet to a point in the line of lands now or formerly Wilson P. Creamer; thence (4) South 04 degrees, 30 minutes, 00 seconds West, in and along said Creamer's line, a distance of 185.55 feet to a point; thence (5) South 26 degrees, 15 minutes, 00 seconds East, still in and along said Creamer's line, a distance of 158.40 feet to a point; thence (6) North 88 degrees, 05 minutes, 00 seconds East, still in and along said Creamer's line, a distance of 241.56 feet to a point; thence (7) South 05 degrees, 45 minutes, 00 seconds West, still in and along said Creamer's line, a distance of 415.80 feet to an original old stone corner; thence (8) South 24 degrees, 10 minutes, 00 seconds East, still in and along Creamer's lines, a distance of 713.97 feet to a granite stone corner to said Creamer's land in the line of lands now or formerly Etta N. Riggins; thence (9) South 74 degrees, 11 minutes, 33 seconds West, in and along said Riggins line, a distance of 49.56 feet to a granite stone corner; thence (10) South 03 degrees, 04 minutes, 51 seconds East, still in and along said Riggins line, a distance of 154.26 feet to a point marked by a concrete monument being corner to lands of now or formerly H.H. Hankins Bros., said last mentioned point bearing South 67 degrees, 42 minutes, 20 seconds West, a distance of 5.65 feet from circular concrete monument; thence (11) South 67 degrees, 42 minutes, 20 seconds West, in and along said H.H. Hankins Bros. line passing over a concrete monument set 25 feet at right angles from the centerline of Burlington Road, a distance of 630.78 feet to the point and place of beginning.

         EXCEPTING thereout and therefrom the following described premises which were conveyed by Riverview Farms, Inc. to Pyrofax Gas Corporation by deed bearing date May 23, 1968, recorded in the office of the Registrar of Deeds for Cumberland County in Deed Book 1128, Page 252.

         BEGINNING at a point in the center of Burlington Road, 33 feet wide, being the following two courses from the intersection of said centerline of Burlington Road with the centerline of Rosenhayn Avenue, 33 feet wide, first North 02 degrees, 05 minutes, 32 seconds West, in and along the said centerline of Burlington Road, a distance of 1429.10 feet to an angle point; thence second, North 04 degrees, 56 minutes, 05 seconds East, still in and along the centerline of said Burlington Road, a distance of 440.00 feet to the said beginning point, extending thence (1) North 04 degrees, 56 minutes, 05 seconds East, in and along said centerline of Burlington Road, a distance of 150.00 feet to a point; thence
(2) North 88 degrees, 31 minutes, 05 seconds East, passing over a circular concrete monument 25.16 feet from the beginning of this course, a total distance of 300.00 feet to a point; thence (3) South 04 degrees, 56 minutes, 05 seconds West, a distance of 150.00 feet to a point; thence (4) South 83 degrees, 31 minutes, 05 seconds West passing over a circular concrete monument, 054 feet from the beginning of this course and passing over another circular concrete monument, 25.14 feet from the end of this course, a total distance of 100.00 feet to the point and place of beginning.

         CONTAINING 13.955 acres after allowing for the exception as described.

         The hereinabove described premises are in accordance with a map entitled "Survey of Premises, Upper Deerfield Township, Cumberland County, New
Jersey for [     ]", prepared by John G. Reutter Associates, dated February 17,
1971, revised to February 26, 1971.

                         EXHIBIT B TO INDENTURE OF LEASE

                                LEASE SUPPLEMENT


                  This Lease Supplement No. _____ dated as of ________________, 1972 between FRANK B. SMITH and BEN MAUSHARDT, as Trustee (the "Lessor") and ATLANTIC CITY ELECTRIC COMPANY, a New Jersey corporation (the "Lessee"),


                              W I T N E S S E T H:

                  1. Lessor and Lessee have heretofore entered into an Indenture of Lease dated as of December 1, 1972 (the "Lease") providing for the execution and delivery of Lease Supplements substantially in the form hereof. The terms defined in the Lease shall have the same meanings when used herein.

                  2. Lessee hereby acknowledges and confirms that on or prior to the date hereof the Unit defined in Exhibit A to the Lease as Lessee's Unit Number ______ (the "Unit") has been fully assembled, installed and tested, the Unit is located and operational at 95% of its rated capacity at the site designated therefor in Exhibit A to the Lease, and upon payment in full of the Lessor's Cost of the Unit set forth below, such unit shall be free and clear of all liens or mechanics, laborers, materialmen, and suppliers for work or services performed or materials furnished in connection with the assembly, installation and testing of such Unit. The Unit includes engines, electric generators and other component parts identified by manufacturer's serial or identification number as follows:

                  3. the date on which such Unit was completed and became operational was _______________, 1973.

                  4. The Lessor's Cost for the Unit is as follows:

                     Manufacturer's invoice price paid directly
                     by Lessor and related expenses for interest
                     and loans to Lessor                               $_______

                     Manufacturer's invoice price paid by
                     Lessee and reimbursed by Lessor                   $_______

                     Interest at 8% per annum on advance payments
                     reimbursed to Lessee                              $_______

                     Sales or Use Taxes and other expenses (less
                     such amounts included in manufacturer's
                     invoices)                                         $_______


                     Total of Lessor's Cost for the Unit               $_______

5.       Interim Rent for the Unit is paid on the date hereof:
         Unit No. 1 - $
         Unit No. 2 - $

6.       The Periodic Rent for the Unit is payable in installments as follows:

         $ ______________ on ________________, 1973 and on each _______________,
_______________, ______________, and _______________, thereafter to and including _______________, 1998.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be executed, all as of the day and year first above written.


                             FRANK B. SMITH and BEN MAUSHARDT,
                                        not individually but solely as Trustees
                                        under Atlantic City Electric Trust No. 2

                                      By ______________________________
                                              Trustee as foresaid
                                                     LESSOR


                             ATLANTIC CITY ELECTRIC COMPANY

                                      By _______________________________________
[seal]                                           Vice President
                                                     LESSEE

ATTEST:

______________________________
          Secretary

                           SCHEDULE OF CASUALTY VALUE

         Casualty Value: The following per cent of Lessor's Cost for a Unit of Equipment, including all taxes and delivery charges, is to be paid on a Periodic Rent Payment Date pursuant to Section 13 of the Equipment Lease as the result of a Unit becoming the subject of a Casualty Occurrence, depending on when the Casualty Value is paid:


                                                         Casualty Value Payable
                           Payable on Date of            Per Item (in Lieu of
After Rent                 and in Lieu of                rental payment for such
Payment No.                Rent Payment No.              item due on such date)

         0                          1                             103.625%
         1                          2                             104.125%
         2                          3                             104.500%
         3                          4                             105.000%
         4                          5                             105.375%
         5                          6                             105.875%
         6                          7                             106.125%
         7                          8                             106.500%
         8                          9                             106.875%
         9                          10                            107.125%
         10                         11                            107.375%
         11                         12                            107.500%
         12                         13                            104.875%
         13                         14                            105.000%
         14                         15                            105.125%
         15                         16                            105.125%
         16                         17                            105.125%
         17                         18                            105.125%
         18                         19                            105.125%
         19                         20                            105.000%
         20                         21                            102.125%
         21                         22                            101.875%
         22                         23                            101.750%
         23                         24                            100.500%
         24                         25                            101.250%
         25                         26                            100.875%
         26                         27                            100.500%
         27                         28                            100.250%
         28                         29                             97.000%
         29                         30                             96.500%
         30                         31                             96.000%

* Plus Interim Rent Accrued to date of payment

                         EXHIBIT C TO INDENTURE OF LEASE

                                                         Casualty Value Payable
                           Payable on Date of            Per Item (in Lieu of
After Rent                 and in Lieu of                rental payment for such
Payment No.                Rent Payment No.              item due on such date)
         31                         32                            95.500%
         32                         33                            94.875%
         33                         34                            94.250%
         34                         35                            93.625%
         35                         36                            93.000%
         36                         37                            92.250%
         37                         38                            91.625%
         38                         39                            90.875%
         39                         40                            90.000%
         40                         41                            89.250%
         41                         42                            88.375%
         42                         43                            87.500%
         43                         44                            86.625%
         44                         45                            85.625%
         45                         46                            84.750%
         46                         47                            83.750%
         47                         48                            82.750%
         48                         49                            81.625%
         49                         50                            80.625%
         50                         51                            79.500%
         51                         52                            78.375%
         52                         53                            77.125%
         53                         54                            76.000%
         54                         55                            74.750%
         55                         56                            73.500%
         56                         57                            72.250%
         57                         58                            70.875%
         58                         59                            69.625%
         59                         60                            68.250%
         60                         61                            66.875%
         61                         62                            65.500%
         62                         63                            64.000%
         63                         64                            62.500%
         64                         65                            61.000%
         65                         66                            59.500%
         66                         67                            58.250%
         67                         68                            57.125%
         68                         69                            56.000%
         69                         70                            54.750%
         70                         71                            53.625%

                                                       Casualty Value Payable
                           Payable on Date of          Per Item (in Lieu of
After Rent                 and in Lieu of              rental payment for such
Payment No.                Rent Payment No.            item due on such date)

         71                         72                          52.375%
         72                         73                          51.375%
         73                         74                          50.375%
         74                         75                          49.375%
         75                         76                          48.500%
         76                         77                          47.375%
         77                         78                          46.375%
         78                         79                          45.375%
         79                         80                          44.250%
         80                         81                          43.125%
         81                         82                          42.000%
         82                         83                          40.875%
         83                         84                          39.750%
         84                         85                          38.500%
         85                         86                          37.250%
         86                         87                          36.000%
         87                         88                          34.750%
         88                         89                          33.375%
         89                         90                          32.000%
         90                         91                          30.625%
         91                         92                          29.250%
         92                         93                          27.750%
         93                         94                          26.375%
         94                         95                          24.875%
         95                         96                          23.250%
         96                         97                          21.750%
         97                         98                          20.125%
         98                         99                          18.500%
         99                         100                         16.750%
         Thereafter                 Thereafter                  15.000%

                         EXHIBIT D TO INDENTURE OF LEASE
                         SCHEDULE OF TERMINATION VALUES

         Termination Value: The following percent of Lessor's Cost for a Unit of Equipment, including all taxes and delivery charges, is to be paid on a Periodic Rent Payment Date pursuant to Section 13 (b) of the Indenture of Lease as the result of the Lessee's terminating the Lease with respect to such Unit:

                                                      Casualty Value Payable
                           Payable on Date of         Per Item (in Lieu of
After Rent                 and in Lieu of             rental payment for such
Payment No.                Rent Payment No.           item due on such date)
         59                         60                         59.500%
         60                         61                         58.000%
         61                         62                         56.500%
         62                         63                         55.125%
         63                         64                         53.625%
         64                         65                         52.125%
         65                         66                         50.500%
         66                         67                         49.250%
         67                         68                         48.000%
         68                         69                         46.875%
         69                         70                         45.625%
         70                         71                         44.500%
         71                         72                         43.250%
         72                         73                         42.125%
         73                         74                         41.250%
         74                         75                         40.250%
         75                         76                         39.250%
         76                         77                         38.125%
         77                         78                         37.125%
         78                         79                         36.000%
         79                         80                         34.875%
         80                         81                         33.750%
         81                         82                         32.625%
         82                         83                         31.500%
         83                         84                         30.250%
         84                         85                         29.000%
         85                         86                         27.750%
         86                         87                         26.500%
         87                         88                         25.125%
         88                         89                         23.750%
         89                         90                         22.375%
         90                         91                         21.000%
         91                         92                         19.625%

                                                      Casualty Value Payable
                           Payable on Date of         Per Item (in Lieu of
After Rent                 and in Lieu of             rental payment for such
Payment No.                Rent Payment No.           item due on such date)
         92                         93                         18.125%
         93                         94                         16.625%
         94                         95                         15.125%
         95                         96                         13.500%
         96                         97                         11.875%
         97                         98                         10.250%
         98                         99                          8.625%